===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             INFOCURE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                              INFOCURE CORPORATION
                               1765 THE EXCHANGE
                                   SUITE 450
                            ATLANTA, GEORGIA  30339

                    ________________________________________


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY ___, 1999

                    ________________________________________


TO THE STOCKHOLDERS OF INFOCURE CORPORATION:

     Notice is hereby given that a Special Meeting of Stockholders of InfoCure Corporation will be held on ___________, February ___, 1999 at 10:00 a.m. local time, at Atlanta, Georgia, to consider and act upon the following matters:


     1. To approve an amendment to InfoCure's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, from 15,000,000 shares to 200,000,000 shares.


     2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.


     Stockholders of record at the close of business on February 1, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the meeting.



                              By Order of the Board of Directors,



                              James K. Price
                              Executive Vice President and Secretary



February 1, 1999
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                              INFOCURE CORPORATION
                               1765 THE EXCHANGE
                                   SUITE 450
                            ATLANTA, GEORGIA  30339

                    ________________________________________

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held on February ___, 1999

                    _______________________________________


GENERAL


     This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of InfoCure Corporation, a Delaware corporation for use at a Special Meeting of Stockholders to be held on February ___, 1999 at 10:00 a.m. local time (the "Special Meeting") or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the offices of InfoCure, 1765 The Exchange, Suite 450, Atlanta, Georgia. InfoCure intends to mail this Proxy Statement and the accompanying proxy card on or about February 1, 1999 to all stockholders entitled to vote at the Special Meeting. All proxies will be voted in accordance with stockholder's instructions indicated by the selection set forth on the proxy card. If a stockholder does not select a choice, the proxy will be voted in favor of the proposal set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of InfoCure.

     As used in this Proxy Statement, the term "InfoCure" refers to InfoCure Corporation and its subsidiaries, unless the context otherwise requires.


STOCKHOLDERS ENTITLED TO VOTE


     The Board of Directors has fixed February 1, 1999 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on February 1, 1999, there were outstanding and entitled to vote 7,432,224 shares of common stock of InfoCure, par value $.001 per share and 850,060 shares of Convertible, Redeemable Preferred Stock, Series A, par value $.001 per share (the "Series A Preferred"). Each stockholder of record on such date will have one vote for each share of common stock and 1.18 votes for each share of Series A Preferred.

     Holders of common stock have 88% of the general voting power; holders of Series A Preferred have the remaining 12% of the general voting power. Holders of common stock and holders of Series A Preferred Stock will vote together on the matters to be voted upon at the Special Meeting.

     The holders of a majority of the total shares of common stock entitled to vote on the record date, whether present at the Special Meeting, or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The shares held by each stockholder who (i) signs and returns the enclosed form of proxy or (ii) submits a proxy over the telephone according to the enclosed instructions, will be counted for the purposes of determining the presence of a quorum at the Special Meeting, whether or not the stockholder abstains on the matter to be acted on at the Special Meeting. Broker non-votes will also be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

SOLICITATION


     InfoCure will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. InfoCure may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.


          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 1, 1999, the beneficial ownership of InfoCure's outstanding common stock and preferred stock of (i) each person known by InfoCure to own beneficially more than 5% of InfoCure's outstanding common stock or preferred stock, (ii) the Chief Executive Officer and the next four most highly compensated executive officers of InfoCure, (iii) each director of InfoCure, and (iv) all executive officers and directors as a group:




                                                  Common Stock Beneficially             Preferred Stock
                                                          Owned(1)                   Beneficially Owned(1)
                                               -----------------------------    ------------------------------
                                                                                      Number of
                                                  Number of        Percentage         Shares of        Percentage
Name and Address of                               Shares of            of             Preferred            of
Beneficial Owners                                Common Stock        Class              Stock             Class
-------------------------------------           --------------    -------------    ---------------    ------------
Norson's International LLC (2)...............       385,027           5.2%                --                --
William Herbert Hunt Trust Estate (3)........       548,932           7.1               268,440            31.6%
Crescent International Limited (4)...........       541,413           7.3                 --                --
Frederick L. Fine (5)........................       510,218           6.8                 --                --
James K. Price (6)...........................       510,300           6.8                 --                --
Richard E. Perlman (7).......................       337,055           4.5                 --                --
Michael E. Warren (8)........................        84,192           1.1                 --                --
James D. Elliott (9).........................        28,886            *                  --                --
Raymond H. Welsh.............................        18,000            *                  --                --
R. Ernest Chastain (10)......................        56,569            *                  --                --
Donald M. Rogers (11)........................        91,828           1.2                 --                --
Kurt I. Lawrence (12)........................        99,456           1.3                 --                --
All executive officers and directors
   as a group (11 persons)(13)...............     1,749,828          22.7%                --                --

____________________________
*Less than one percent.

(1) Information with respect to "beneficial ownership" shown in the table above is based on information supplied by the respective beneficial owner or by other stockholders as well as filings made with the Securities and Exchange Commission (the "Commission") or furnished to InfoCure. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. for purposes of calculating the percentage beneficially owned, the shares deemed outstanding includes: (i) 7,432,224 shares of common stock outstanding as of December 31, 1998; (ii) the conversion of the 850,060 shares of Series A Preferred into 1,000,070 shares of common stock; and
     (iii) shares issuable by InfoCure pursuant to options held by the respective person or group which may be exercised within 60 days following the date of this Proxy Statement ("Presently Exercisable Options"). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of any other person or group. Unless otherwise specified, the mailing address of each beneficial owner is c/o InfoCure Corporation, 1765 The Exchange, Suite 450, Atlanta, Georgia 30339.

(2) According to a Schedule 13G filed by Norson's International, LLC ("Norson's") dated August 9, 1997 and other information provided by Norson's, Norson's has sole voting and dispositive power as to the shares of common stock. The mailing address of Norson's is 1411 Rouse Lane, Suite 201, Roswell, Georgia 30076.
(3) According to a Schedule 13D filed by The William Herbert Hunt Trust Estate (the "Hunt Trust") dated February 19, 1998, the Hunt Trust has sole voting and dispositive power as to the shares of common stock. The common stock total includes 315,811 shares of common stock issuable upon conversion of 268,440 shares of Series A Preferred at a conversion price of $8.50 per share. The mailing address of the Hunt Trust is 3900 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201.
(4) According to a Schedule 13D filed by Crescent International Limited ("Crescent") dated December 21, 1998. Crescent has sole voting and dispositive power as to the shares of common stock. Crescent's mailing address is c/o Greenlight (Switzerland) SA, 84, Av Louis-Casai, P.O. Box 42, 1216 Geneva, Cointrin, Switzerland.
(5) Includes 3,579 shares held by Mr. Fine for the benefit of his children and 1,193 shares held by a charitable trust over which he has sole voting and investment control. Also includes 48,424 shares issuable upon the exercise of Presently Exercisable Options.
(6) Includes 3,225 shares held by Mr. Price's brothers as to which Mr. Price maintains voting control. Also includes 48,424 shares issuable upon the exercise of Presently Exercisable Options.
(7) Includes (i) 195,691 shares held by Compass Partners, L.L.C. ("Compass"), of which Mr. Perlman holds a majority interest; (ii) 110,000 shares issuable to Compass upon exercise of an outstanding warrant at an exercise price of $5.50 per share; and (iii) 47,364 shares issuable upon the exercise of Presently Exercisable Options.
(8) Includes 34,330 shares issuable upon the exercise of Presently Exercisable Options.
(9) Includes 5,000 shares issuable upon the exercise of Presently Exercisable Options.
(10) Includes 55,271 shares issuable upon the exercise of Presently Exercisable Options.
(11) Includes 40,511 shares held by Mr. Rogers' spouse. Also includes 10,000 shares issuable upon the exercise of Presently Exercisable Options.
(12) Includes 10,177 shares held by Mr. Lawrence's spouse. Also includes 10,000 shares issuable upon the exercise of Presently Exercisable Options.
(13) Includes an aggregate of 272,137 additional shares issuable upon the exercise of Presently Exercisable Options.



REVOCABILITY OF PROXIES


     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of InfoCure, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


COUNTING OF VOTES


     The affirmative vote of the holders of a majority of the voting power of the outstanding shares of InfoCure is required for the approval the proposed amendment to InfoCure's certificate of incorporation which is to be submitted to the stockholders at the Special Meeting. Each proxy will be voted in accordance with the stockholder's directions. Abstentions with respect to any matter to be voted upon at the Special Meeting will have the same effect as a vote against the proposal. When the enclosed proxy is properly signed and returned, or when the stockholder submits a proxy over the telephone, the shares which the proxy represents will be voted at the Special Meeting in accordance with the instructions of the stockholder. In the absence of such instructions, the shares represented by a signed or telephonically verified proxy will be voted in favor of the proposal. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions and broker non-votes.

              PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES
                OF COMMON STOCK WHICH INFOCURE HAS THE AUTHORITY
             TO ISSUE FROM 15,000,000 SHARES TO 200,000,000 SHARES


INTRODUCTION

     On January 13, 1999, the Board of Directors adopted an amendment to InfoCure's certificate of incorporation, as amended, subject to approval by the stockholders, to increase the number of authorized shares of common stock from 15,000,000 shares to 200,000,000 shares (the "Amendment"). The Board of Directors also directed that the Amendment be submitted for action at the Special Meeting of Stockholders to be held on February ___, 1999

INCREASE IN NUMBER OF SHARES OF COMMON STOCK

     InfoCure's certificate of incorporation currently authorizes the issuance of a total of 17,000,000 shares, consisting of 15,000,000 shares of common stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.001 per share. The Amendment will increase the total number of authorized shares to 202,000,000, and the number of shares of common stock authorized to 200,000,000. The Amendment will modify the certificate of incorporation to provide as follows:


     "FOURTH: The aggregate number of shares of all classes of the capital stock which the corporation shall have authority to issue is two hundred two million (202,000,000) shares which are divided into two million (2,000,000) shares of preferred stock with a par value of $.001 each, and two hundred million (200,000,000) shares of common stock with a par value of $.001 each."


     The Amendment will not change the currently authorized number of shares of preferred stock, which will remain set at 2,000,000. 850,060 shares of Series A Preferred have been issued and are outstanding as of February 1, 1999.

     As of February 1, 1999:

     . 7,503,654 shares of common stock are issued and outstanding.

     . 4,075,452 shares of common stock have been reserved for issuance under InfoCure's stock option and purchase plans.

     . 1,000,070 shares of common stock have been reserved for issuance upon conversion of the outstanding Series A Preferred stock.

     . 887,572 shares of common stock have been reserved for issuance in connection with outstanding warrants and convertible notes.

     Accordingly, InfoCure may not issue more than 1,533 ,272 additional shares of common stock without the authorization from the stockholders to amend InfoCure's certificate of incorporation to increase the number of authorized shares of common stock. The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. Adoption of the Amendment and the issuance of newly authorized common stock would not affect the rights of holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by InfoCure, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of InfoCure in order to maintain their proportionate ownership thereof. If the Amendment is adopted, it will become effective upon the filing of the proposed amendment with the Delaware Secretary of State.

APPRAISAL RIGHTS IN RESPECT OF THE PROPOSED AMENDMENT

     Under the applicable provisions of the Delaware General Corporation Law, InfoCure's stockholders have no rights to dissent from, or obtain payment of the fair value of their shares in the event of the approval of, the proposed Amendment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has approved and recommends to the stockholders the adoption of the Amendment in order to provide authorized shares that may be used by InfoCure to:

     . continue InfoCure's strategy of growth through acquisition of targeted companies,

     . allow an increase in the number of shares reserved for issuance pursuant to InfoCure's stock option plans and employee stock purchase plan, and

     . provide a source of shares to issue in future public or private offerings of InfoCure's common stock,

     . meet other corporate objectives which the Board of Directors believes are advantageous to InfoCure and its stockholders.

     InfoCure's business model is based on continued growth by InfoCure. InfoCure expects to achieve this growth in part through strategic acquisitions. Since the authorized number of shares of common stock was set at 15,000,000, InfoCure has acquired nine practice management systems vendors. In many of these acquisitions, all or part of the purchase price was paid with shares of common stock. The Board of Directors of InfoCure believes it is in the best interest of InfoCure's stockholders to authorize additional shares of common stock so that those shares will be available to issue as consideration for future acquisitions.

     Effective as of October 23, 1998, the Board of Directors approved

     . an amendment to InfoCure's 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance pursuant to such plan from 1,250,000 to 3,000,000;

     . an amendment to InfoCure's Length-of-Service Nonqualified Stock Option
       Plan to increase the number of shares of common stock reserved for issuance pursuant to such plan from 150,000 to 500,000; and

     . an amendment to InfoCure's Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance pursuant to such plan from 100,000 shares to 150,000 shares, in each case subject to receipt of stockholder approval.

     An increase in the authorized common stock may be necessary to permit any future increase in the number of shares reserved for issuance pursuant to these plans. The Board of Directors believes that it is in the best interest of InfoCure and its stockholders that InfoCure have the ability to continue to grant stock options and stock purchase rights to its employees and directors in order to motivate high levels of performance for InfoCure and to attract and retain highly qualified technical and other key personnel. As InfoCure grows, InfoCure believes that it is important to grant stock options to its new employees including those working for acquired companies. The Board of Directors believes that it is in the best interest of InfoCure to have shares in the event that it is deemed necessary in the future to increase the number of shares available under its stock option plans and stock purchase plan.

     In the past, InfoCure has issued shares in private and public financings to provide capital for its growth. InfoCure believes its capital needs will require it to pursue additional financings, including an underwritten public offering of shares of its common stock, in the near future. If a public or private offering is consummated, InfoCure intends to use the net proceeds of that offering to repay debt obligations and provide working capital. The Board of Directors believes a public offering would be in the best interest of InfoCure and its stockholders. InfoCure will not be able to complete a public offering of shares of common stock as currently contemplated by the Board of Directors without stockholder approval of the increase of the number of authorized but unissued shares of common stock.

     Adoption of the Amendment would also provide additional authorized shares of common stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or the rules of the American Stock Exchange, Nasdaq Stock Market or other stock exchange on which InfoCure's securities may then be listed) for other corporate purposes which the Board may deem desirable, including, without limitation, stock splits, stock dividends or other distributions, financings, stock grants, stock options, employee benefit plans and stockholders' rights plans. In the event stockholder approval of the Amendment is obtained, InfoCure would have a total of approximately 192.5 million shares of authorized but unissued shares of common stock remaining available pursuant to its certificate of incorporation, of which approximately 6.4 million shares would be reserved for issuance under stock option plans, warrants, convertible notes and convertible preferred stock. InfoCure's Board of Directors believes that it is advisable and in InfoCure's best interest to authorize the additional shares of common stock discussed in this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     InfoCure's next Annual Meeting will be held in May 1999. The deadline for stockholders to submit one or more proposals to be presented at the 1999 Annual Meeting expired on December 30, 1998.

                                 OTHER MATTERS

     Management knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matter discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on the proposal specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendation.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 /s/ Frederick L. Fine
                                 ---------------------
                                 Frederick L. Fine
                                 President and Chief Executive Officer



February 19, 1999

                                     PROXY

                              INFOCURE CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

                              FEBRUARY ___, 1999



The undersigned hereby appoints Frederick L. Fine and James K. Price, and each of them, with full power and substitution, proxies to represent the undersigned at the Special Meeting of Stockholders of InfoCure Corporation to be held on February ___, 1999, at 10:00 a.m., at the offices of InfoCure, 1765 The Exchange, Suite 450, Atlanta, Georgia, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of InfoCure Corporation standing in the name of the undersigned upon such business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON THE PROPOSAL SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL AS SET FORTH IN THE PROXY STATEMENT.


--------------------------------------------------------------------------------
                  PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED:                  DO YOU HAVE COMMENTS?


-----------------------------------        -----------------------------------

-----------------------------------        -----------------------------------

-----------------------------------        -----------------------------------

[x]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                              INFOCURE CORPORATION
--------------------------------------------------------------------------------

RECORD DATE SHARES:

                                                           -------------------
     Please be sure to sign and date this proxy.           Date

----------------------------------                 -----------------------------
Stockholder sign here                              Co-owner sign here


                                                                  FOR                AGAINST            ABSTAIN
1.  To consider and act upon a proposal to approve an             [_]                  [_]                [_]
    amendment to InfoCure's Certificate of Incorporation
    to increase the number of authorized shares of
    common stock, par value $.001 per share, from
    15,000,000 shares to 200,000,000 shares.

2.  In their discretion, the proxies are authorized to vote upon such business as may property come before the meeting.

    Mark box at right if you plan to attend the meeting.                                                  [_]

    Mark box at right if comments or address change have been noted on the                                [_]
    reverse side of this card


DETACH CARD                                                                                           DETACH
                                                                                                       CARD



                              INFOCURE CORPORATION


Dear InfoCure Stockholder:

Enclosed please find your proxy materials for the Special Meeting of Stockholders, to be held on February ___, 1999, at [10:00 A.M.] at the offices of InfoCure, 1765 The Exchange, Suite 450, Atlanta, Georgia.

Please sign, date and return your proxy card in the enclosed envelope as soon as possible.

Your vote counts! Thank you in advance for your prompt consideration of these matters.

INFOCURE CORPORATION